                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2025 Results
•Net sales $630 million vs. $661 million in Q1 2024
•Diluted EPS $0.43 vs. $1.04 in Q1 2024; adjusted diluted EPS $0.66 vs. $1.04 in Q1 2024
•Returned $29 million to shareholders through dividends in Q1
•Company suspends forward guidance in light of CEO transition and tariff uncertainty
ATLANTA, April 25, 2025 - Carter’s, Inc. (NYSE:CRI), the leading company in North America focused exclusively on apparel for babies and young children, today reported its first quarter fiscal 2025 results.
“I am very proud to join Carter’s as its new CEO,” said Douglas C. Palladini, Chief Executive Officer & President. “Carter’s is one of America’s most iconic companies and I am sincerely grateful to our Board of Directors for the faith it has placed in me to return Carter’s to consistent, profitable growth. I very much look forward to earning the trust of all our valuable stakeholders, including consumers, employees, key accounts, and investors.
“I believe the potential of Carter’s is tremendous. The strength of our brand assets, broad market distribution, substantial equity with generations of consumers, and our talented team represent significant advantages to drive long-term growth. As someone who wore Carter’s and OshKosh B’gosh as a kid and dressed his own children in our brands as well, I understand the special bond we have with families and the honor we have in being part of such a remarkable time in peoples’ lives.
“Our teams delivered a good first quarter. Our U.S. Retail business achieved its sales and earnings plans in the quarter. Trends in March, the most significant month of the quarter, improved meaningfully from performance in January and February driven by the effectiveness of our product and promotional strategies. In March, we saw improved traffic, conversion, and comparable sales trends while continuing to add new customers and improve customer retention. Sales in our U.S. Wholesale business exceeded our forecasts due to higher demand from several customers. Demand outside the United States was also strong in the first quarter, particularly in our Canada and Mexico retail businesses.
“As I get up to speed on the business and assess what is required to return to growth, we are suspending forward-looking guidance at this time. I strongly believe in the tenet that we ‘do what we say’ and I intend to spend the time required to be able to meet that commitment. In addition, the current tariff situation has introduced substantial uncertainty, greatly complicating our ability to accurately predict Carter’s financial outlook.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.
First quarter fiscal 2025 results included pre-tax expenses of $6.1 million related to the retirement of the Company’s previous CEO and $3.2 million related to operating model improvement initiatives. There were no adjustments in the first quarter of fiscal 2024.

	Fiscal Quarter Ended
	March 29, 2025				March 30, 2024
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$26.1	4.1%	$15.5	$0.43	$55.0	8.3%	$38.0	$1.04
Leadership transition costs	6.1		5.8	0.16	—		—	—
Operating model improvement costs	3.2		2.4	0.07	—		—	—
As adjusted	$35.4	5.6%	$23.8	$0.66	$55.0	8.3%	$38.0	$1.04
Note: Results may not be additive due to rounding.

Consolidated Results
First Quarter of Fiscal 2025 (13 weeks) compared to First Quarter of Fiscal 2024 (13 weeks)
Net sales decreased $31.7 million, or 4.8%, to $629.8 million, compared to $661.5 million in the first quarter of fiscal 2024. Macroeconomic factors, including inflation, elevated interest rates, and declining consumer confidence, contributed to lower demand. U.S. Wholesale, U.S. Retail, and International segment net sales declined 5.3%, 4.3%, and 4.9%, respectively. U.S. Retail comparable net sales declined 5.2%, with eCommerce outperforming stores. Changes in foreign currency exchange rates used for translation in the first quarter of fiscal 2025, as compared to the first quarter of fiscal 2024, had an unfavorable effect on consolidated net sales of approximately $6.4 million, or 1.0%.
Operating income decreased $28.9 million, or 52.6%, to $26.1 million, compared to $55.0 million in the first quarter of fiscal 2024. Operating margin decreased to 4.1%, compared to 8.3% in the prior year period, reflecting investments in pricing, fixed cost deleverage, and costs related to leadership transition and operating model improvement initiatives.
Adjusted operating income (a non-GAAP measure) decreased $19.6 million, or 35.7%, to $35.4 million, compared to $55.0 million in the first quarter of fiscal 2024. Adjusted operating margin decreased to

5.6%, compared to 8.3% in the prior year period, principally due to pricing investments and fixed cost deleverage, partially offset by lower product costs.
Net income decreased $22.5 million to $15.5 million, or $0.43 per diluted share, compared to $38.0 million, or $1.04 per diluted share, in the first quarter of fiscal 2024.
Adjusted net income (a non-GAAP measure) decreased $14.3 million to $23.8 million, compared to $38.0 million in the first quarter of fiscal 2024. Adjusted earnings per diluted share (a non-GAAP measure) was $0.66, compared to $1.04 in the first quarter of fiscal 2024.
Net cash used in operations in the first quarter of fiscal 2025 was $48.6 million, compared to $25.6 million in the prior year period. The change in net cash from operating activities was primarily driven by lower earnings.
See the “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding non-GAAP measures.
Return of Capital
In the first quarter of fiscal 2025, the Company paid a cash dividend of $0.80 per common share totaling $29.0 million. No shares were repurchased in the first quarter.
The Company’s Board of Directors will evaluate future distributions of capital, including dividends and share repurchases, based on a number of factors, including business conditions, the Company’s future financial performance, investment priorities, and other considerations.
Leadership Transition
On January 3, 2025, Michael D. Casey retired as Chief Executive Officer and Chairman of the Board of the Company. Mr. Casey continued to serve in an advisory capacity through February 28, 2025.
Effective January 5, 2025, Richard F. Westenberger, then serving as Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer, was appointed as Interim Chief Executive Officer.
On March 26, 2025, the Company announced the appointment of Douglas C. Palladini as Chief Executive Officer & President and a member of the Board of Directors, effective April 3, 2025. Mr. Palladini succeeded Mr. Westenberger, who continues to serve as Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer.
2025 Business Outlook
Given the Company’s recent leadership transition and significant uncertainty surrounding proposed new tariffs and potential related impact on the business, the Company is suspending its forward guidance.

Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2025 results and provide an update on its business on April 25, 2025 at 8:30 a.m. Eastern Daylight Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Events.” To access the call by phone, please preregister on https://register-conf.media-server.com/register/BIa9905a7906854eb1863d5668318514d5 to receive your dial-in number and unique passcode.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, among the more recognized and trusted brands in the marketplace. These brands are sold through over 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of young children’s apparel to the largest retailers in North America. Its brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	March 29, 2025	March 30, 2024
Net sales	$629,827	$661,492
Cost of goods sold	338,737	346,302
Gross profit	291,090	315,190
Royalty income, net	5,332	5,216
Selling, general, and administrative expenses	270,320	265,371
Operating income	26,102	55,035
Interest expense	7,819	7,905
Interest income	(3,142)	(3,089)
Other expense, net	76	274
Income before income taxes	21,349	49,945
Income tax provision	5,810	11,912
Net income	$15,539	$38,033

Basic net income per common share	$0.43	$1.04
Diluted net income per common share	$0.43	$1.04
Dividend declared and paid per common share	$0.80	$0.80

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	March 29, 2025	% of Consolidated net sales	March 30, 2024	% of Consolidated net sales
Net sales:
U.S. Retail	$294,432	46.8%	$307,642	46.5%
U.S. Wholesale	250,096	39.7%	264,131	39.9%
International	85,299	13.5%	89,719	13.6%
Consolidated net sales	$629,827	100.0%	$661,492	100.0%

Segment operating income (loss) (1):		Segment operating margin		Segment operating margin
U.S. Retail	$2,308	0.8%	$14,294	4.6%
U.S. Wholesale	55,309	22.1%	63,328	24.0%
International	(215)	(0.3)%	2,186	2.4%
Total segment operating income	$57,402	9.1%	$79,808	12.1%

Items not included in segment operating income:		Consolidated operating margin		Consolidated operating margin
Unallocated corporate expenses (2)	$(22,012)	n/a	$(24,773)	n/a
Leadership transition costs (3)	(6,126)	n/a	—	n/a
Operating model improvement costs (4)	(3,162)	n/a	—	n/a
Consolidated operating income	$26,102	4.1%	$55,035	8.3%

(1)In fiscal 2024, the Company changed its measure of segment profitability to segment operating income. Segment operating income includes net sales, royalty income, and related cost of goods sold and selling, general, and administrative expenses attributable to each segment. Segment operating income excludes unallocated corporate expenses as well as specific charges that are not directly attributable to segment operations, including restructuring costs, operating model improvement costs, leadership transition costs, and impairment charges related to goodwill and indefinite-lived intangible assets, which were included in our previous measure of segment profitability. Prior period segment operating income for the fiscal quarter ended March 30, 2024 has been recast to conform to the current presentation.
(2)Unallocated corporate expenses include corporate overhead expenses that are not directly attributable to one of our business segments and include unallocated accounting, finance, legal, human resources, and information technology expenses, occupancy costs for our corporate headquarters, and other benefit and compensation programs, including performance-based compensation.
(3)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(4)Primarily related to third-party consulting costs.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	March 29, 2025	December 28, 2024	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$320,794	$412,926	$267,575
Accounts receivable, net of allowance for credit losses of $5,213, $5,663, and $5,159, respectively	203,873	194,834	224,075
Finished goods inventories, net of inventory reserves of $9,641, $8,257, and $11,018, respectively	474,124	502,332	473,362
Prepaid expenses and other current assets	50,216	32,580	51,775
Total current assets	1,049,007	1,142,672	1,016,787
Property, plant, and equipment, net of accumulated depreciation of $612,079, $602,670, and $628,627, respectively	179,247	180,956	182,513
Operating lease assets	568,856	577,133	522,192
Tradenames, net	268,836	268,008	298,141
Goodwill	207,125	206,875	209,733
Customer relationships, net	22,672	23,543	26,383
Other assets	36,057	33,980	29,769
Total assets	$2,331,800	$2,433,167	$2,285,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$199,056	$248,200	$191,406
Current operating lease liabilities	125,556	130,564	133,190
Other current liabilities	84,734	130,052	94,361
Total current liabilities	409,346	508,816	418,957

Long-term debt, net	498,328	498,127	497,543
Deferred income taxes	45,300	38,210	48,090
Long-term operating lease liabilities	498,628	501,503	444,375
Other long-term liabilities	32,953	31,949	35,200
Total liabilities	$1,484,555	$1,578,605	$1,444,165

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 36,237,114, 36,041,995, and 36,600,032 shares issued and outstanding, respectively	362	360	366
Additional paid-in capital	9,385	3,856	—
Accumulated other comprehensive loss	(43,066)	(43,678)	(25,667)
Retained earnings	880,564	894,024	866,654
Total stockholders' equity	847,245	854,562	841,353
Total liabilities and stockholders' equity	$2,331,800	$2,433,167	$2,285,518

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$15,539	$38,033
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant, and equipment	12,340	13,905
Amortization of intangible assets	914	929
Provision for excess and obsolete inventory, net	1,385	2,026
Amortization of debt issuance costs	415	403
Stock-based compensation expense	9,753	5,170
Unrealized foreign currency exchange (gain) loss, net	(295)	9
(Recoveries of) provisions for doubtful accounts receivable from customers	(454)	561
Unrealized gain on investments	(329)	(618)
Deferred income taxes	6,572	6,811
Effect of changes in operating assets and liabilities:
Accounts receivable	(8,603)	(40,746)
Finished goods inventories	27,122	61,039
Prepaid expenses and other assets	(19,035)	(22,386)
Accounts payable and other liabilities	(93,968)	(90,687)
Net cash used in operating activities	$(48,644)	$(25,551)

Cash flows from investing activities:
Capital expenditures	$(10,346)	$(12,017)
Net cash used in investing activities	$(10,346)	$(12,017)

Cash flows from financing activities:
Dividends paid	$(28,999)	$(29,338)
Repurchases of common stock	—	(8,999)
Withholdings from vesting of restricted stock	(4,222)	(7,378)
Proceeds from exercises of stock options	—	367
Other	(370)	—
Net cash used in financing activities	$(33,591)	$(45,348)

Net effect of exchange rate changes on cash and cash equivalents	449	(722)
Net decrease in cash and cash equivalents	$(92,132)	$(83,638)
Cash and cash equivalents, beginning of period	412,926	351,213
Cash and cash equivalents, end of period	$320,794	$267,575

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended March 29, 2025
	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$270.3	42.9%	$26.1	4.1%	$5.8	$15.5	$0.43
Leadership transition costs (b)	(6.1)		6.1		0.3	5.8	0.16
Operating model improvement costs (c)	(3.2)		3.2		0.8	2.4	0.07
As adjusted (a)	$261.0	41.4%	$35.4	5.6%	$6.9	$23.8	$0.66

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, income taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(c)Primarily related to third-party consulting costs.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	March 29, 2025	March 30, 2024
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	35,312,090	35,860,740
Dilutive effect of equity awards	1,923	3,843
Diluted number of common and common equivalent shares outstanding	35,314,013	35,864,583
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$15,539	$38,033
Income allocated to participating securities	(285)	(691)
Net income available to common shareholders	$15,254	$37,342
Basic net income per common share	$0.43	$1.04
Diluted net income per common share:
Net income	$15,539	$38,033
Income allocated to participating securities	(285)	(691)
Net income available to common shareholders	$15,254	$37,342
Diluted net income per common share	$0.43	$1.04
As adjusted (a):
Basic net income per common share:
Net income	$23,750	$38,033
Income allocated to participating securities	(468)	(691)
Net income available to common shareholders	$23,282	$37,342
Basic net income per common share	$0.66	$1.04
Diluted net income per common share:
Net income	$23,750	$38,033
Income allocated to participating securities	(468)	(691)
Net income available to common shareholders	$23,282	$37,342
Diluted net income per common share	$0.66	$1.04

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $8.2 million in after-tax expenses from these results for the fiscal quarter ended March 29, 2025.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	March 29, 2025	March 30, 2024	March 29, 2025
Net income	$15.5	$38.0	$163.0
Interest expense	7.8	7.9	31.2
Interest income	(3.1)	(3.1)	(11.1)
Income tax provision	5.8	11.9	39.2
Depreciation and amortization	13.3	14.8	56.4
EBITDA	$39.3	$69.6	$278.7

Adjustments to EBITDA
Leadership transition costs (a)	$6.1	$—	$6.1
Operating model improvement costs (b)	3.2	—	3.2
Organizational restructuring (c)	—	—	1.8
Intangible asset impairment (d)	—	—	30.0
Partial pension plan settlement (e)	—	—	0.9
Total adjustments	9.3	—	42.1
Adjusted EBITDA	$48.6	$69.6	$320.8

(a)    Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(b)Primarily related to third-party consulting costs.
(c)Net expenses related to organizational restructuring.
(d)Non-cash impairment charge on the OshKosh indefinite-lived tradename asset.
(e)Non-cash charge for partial settlement of the OshKosh B’Gosh Pension Plan.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

CARTER’S, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter ended March 29, 2025:

	Fiscal Quarter Ended
	Reported Net Sales March 29, 2025	Impact of Foreign Currency Translation	Constant-Currency Net Sales March 29, 2025	Reported Net Sales March 30, 2024	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$629.8	$(6.4)	$636.2	$661.5	(4.8)%	(3.8)%
International segment net sales	$85.3	$(6.4)	$91.7	$89.7	(4.9)%	2.2%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.